STARK TINTER & ASSOCIATE, LLC
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                                                    Certified Public Accountants
                                                           Financial Consultants




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference of our firm under the caption "Experts" and to the use of our report on the December 31, 1999 financial statements in the Registration Statement Form SB-1 dated November 1, 2000 and the related Prosectus of i-Track, Inc. for the registration of 2,500,000 units.




/s/ Stark Tinter & Associates, LLC


November 1, 2000
Denver, Colorado







 7535 East Hampden Avenue, Suite 109 * Denver, Colorado 80231 * (303) 694-6700
                               Fax (303) 694-6761